Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

May 19, 2011

Ventas, Inc.

111 S. Wacker Drive, Suite 4800

Chicago, Illinois  60606

Ladies and Gentlemen:

We have acted as special counsel to Ventas, Inc., a Delaware corporation (the “Company”), and are furnishing this opinion letter to the Company, in connection with its Registration Statement on Form S-3 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to which this opinion is an exhibit.  The Registration Statement relates to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 24,958,543 shares (the “Shares”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”), which were issued in connection with the mergers (the “Mergers”) of Ventas SL I, LLC, Ventas SL II, LLC and Ventas SL III, LLC, each a wholly owned subsidiary of the Company (collectively, the “Merger Subs”), with Atria Senior Living Group, Inc., One Lantern Senior Living Inc and LSHP Coinvestment I Inc (collectively, the “Atria Entities”), respectively, as contemplated by the Merger Agreement, dated as of October 21, 2010 (the “Merger Agreement”), by and among the Company, each of the Merger Subs, each of the Atria Entities, Atria Holdings LLC, Lazard Senior Housing Partners LP and LSHP Coinvestment Partnership I LP.

For the purposes of giving this opinion, we have examined the Registration Statement; the Merger Agreement; the Amended and Restated Certificate of Incorporation of the Company, as amended; the Fourth Amended and Restated Bylaws of the Company, as amended; a specimen certificate representing the Common Stock; the resolutions of the Board of Directors of the Company, dated October 17, 2010, approving the Merger Agreement and the other transactions contemplated thereby (including the issuance of the Shares).  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below.  As to questions of fact material to this opinion, we have relied, with your approval, upon certificates or comparable documents of public officials and of one or more officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.  In rendering the opinions set forth below, we have also assumed that if issued in physical form, certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing Shares credited to the recipients’ accounts maintained with the transfer agent has been issued by said transfer agent.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and, when sold pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and we express no opinion herein as to any law other than the federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz